Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

March 7, 2013

Ventas, Inc.

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Re: Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Ventas, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of shares of the Company’s common stock, par value $0.25 per share (“Common Stock”), having an aggregate offering price of up to $750,000,000 (the “Shares”), pursuant to that certain ATM Equity OfferingSM Sales Agreement, dated March 7, 2013, by and among the Company, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC (the “Sales Agreement”). The Shares are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in connection with (i) that certain Registration Statement on Form S-3 (File No. 333-180521), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2012, which became automatically effective upon filing (the “Registration Statement”), and (ii) a Prospectus Supplement, dated March 7, 2013 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424 under the Securities Act, which supplements the prospectus contained in the Registration Statement.

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Fourth Amended and Restated By-Laws of the Company, (iv) the Sales Agreement, and (v) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the capacity of each party (excluding the Company) executing a document to so execute that document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion,

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Company is validly existing as a corporation under the laws of the State of Delaware.

2.                                      The Shares have been duly authorized for issuance and, when issued and delivered by the Company in accordance with the terms of the Sales Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

This opinion is limited to the federal law of the United States, and the General Corporation Law of the State of Delaware, which includes the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP